UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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CREDIT SUISSE TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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URGENT MATTER REGARDING YOUR INVESTMENT OPTION IN CREDIT SUISSE 401K PLAN

August 26, 2009

CREDIT SUISSE TRUST — U.S.EQUITY FLEX IV PORTFOLIO

11 Madison Avenue

New York NY 10010

THE SPECIAL SHAREHOLDER MEETING HAS BEEN ADJOURNED TO

SEPTEMBER 11, 2009 FOR FURTHER SHAREHOLDER SOLICITATION

Dear Shareholder:

We would like to inform you that the Special Meeting of Shareholders (the “Special Meeting”) for the Credit Suisse Trust — U.S. Equity Flex IV Portfolio (the “Fund”) has been adjourned for further shareholder solicitation.  The adjourned Special Meeting for the Fund will be held on September 11, 2009 at the offices of Credit Suisse Asset Management, LLC, 11 Madison Avenue, New York, New York 10010, at 3:00 p.m.

As you may know Credit Suisse Trust - U.S. Equity Flex IV Portfolio (formerly known as Credit Suisse Trust — Blue Chip Portfolio) is an investment option in the Employees’ Savings and Retirement Plan of Credit Suisse Securities (USA) LLC (the “Plan”).   90% of the assets in the Fund are owned by the Plan participants.  The Fund’s records indicate that you are an investor in the Fund through the Credit Suisse Plan and have not yet issued your vote.

The purpose of the Special Meeting is to consider and act upon a proposal to merge the assets of the Fund into Credit Suisse Trust — U.S. Equity Flex I Portfolio.  You can find further details about this proposal in the proxy materials previously mailed to you.  You can also call 866-796-1245 for more information.

It is imperative that we receive your proxy vote on this matter in order to continue serving your long-term investment needs.  Voting is easy. You may utilize one of the options below to ensure that your vote is promptly recorded in time for the Special Meeting:

1. VOTE BY PHONE:	You may cast your vote by telephone by calling toll-free 866-796-1245.

2. VOTE BY INTERNET:	You may cast your vote by mail by logging on to www.proxyvote.com. You will need the control number found on the enclosed proxy card to login.

3. VOTE BY MAIL:	You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the prepaid postage return envelope provided.

As the adjourned meeting date approaches and we still have yet to register your vote, you may receive a call encouraging you to vote your shares in order to be represented at the Special Meeting.

Thank you for your assistance with this important matter.

Sincerely,
/s/Kevin J. Gao
J. Kevin Gao
Secretary

“Job Number”

We strongly encourage you to vote your shares today.